EXHIBIT 3.4


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                            (Pursuant to Section 242)


         Latin American Casinos, Inc. a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

         Written consent has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware, by an a majority of the holders of the shares of common stock to amend of the Certificate of Incorporation so that the Article thereof numbered "FIRST" shall be read as follows:

         "FIRST.  The name of the corporation is NuWay Energy, Inc."

         Written notice of such action has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware to all stockholders.


                                         LATIN AMERICAN CASINOS, INC.


                                         By:
                                             ------------------------------
                                             Jeffrey Felder
                                             President

Attest:

------------------
Geraldine Lyons
Secretary